Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of June 23, 2023.

TOTALENERGIES SE

By:	/s/ Paul Moss-Bowpitt
Name:	Paul Moss-Bowpitt
Title:	Legal Director – Head of Corporate Transactions

TOTALENERGIES GESTION USA SARL

By:	/s/ Eric Bozec
Name:	Eric Bozec
Title:	General Manager

TOTALENERGIES HOLDINGS USA, INC.

By:	/s/ Albert Shung
Name:	Albert Shung
Title:	Assistant Secretary

TOTALENERGIES DELAWARE, INC.

By:	/s/ Albert Shung
Name:	Albert Shung
Title:	Secretary

GLOBAL LNG NORTH AMERICA CORP.

By:	/s/ Joseph Burfitt
Name:	Joseph Burfitt
Title:	Secretary